Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

     In connection with this quarterly report on Form 10-Q of MeriStar Hospitality Operating Partnership, L.P., MeriStar Hospitality Finance Corp., MeriStar Hospitality Finance Corp. II and MeriStar Hospitality Finance Corp. III (the “Issuers”) for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald D. Olinger, Chief Financial Officer of the Issuers, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuers.

Date: November 12, 2003

/s/ Donald D. Olinger
Donald D. Olinger
Chief Financial Officer
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp.
MeriStar Hospitality Finance Corp. II
MeriStar Hospitality Finance Corp. III